UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2015

GLASSESOFF INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

Nevada	333-175212	26-4574088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Jabotinski St. POB 126

Ramat Gan 5252006

Israel

(Address of Principal Executive Offices) (Zip Code)

(855)-393-7243

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities.

On September 17, 2015, GlassesOff Inc., a Nevada corporation (the “Company”), entered into a stock purchase and registration rights agreement (the “Purchase Agreement”) with certain private investors (the “Investors”), pursuant to which, on September 21, 2015, the Company issued and sold to the Investors in a private placement (the “Private Placement”) $1.75 million aggregate principal amount of the Company’s 8.0% Senior Convertible Notes due 2018 (the “Notes”), which were issued together with warrants (“Warrants”) to acquire an aggregate of 1,198,631 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at an exercise price of $2.19 per share.

The Notes are the general senior unsecured obligations of the Company and rank equal in right of payment with all of the Company’s existing and future unsubordinated indebtedness. The Notes accrue interest at 8.00% per annum, payable at maturity. The Notes mature on March 20, 2018 unless earlier converted or redeemed. The Company may, at its option, redeem all, but not less than all, of the then issued and outstanding Notes at any time prior to maturity by delivering notice thereof to the holders not less than 30 nor more than 60 days prior to the date of redemption. Following a notice of redemption, holders may elect to convert their respective Notes at any time on or prior to 5:00 p.m. Tel Aviv time on the date immediately preceding the redemption date.

The Notes may be converted into shares of Common Stock (the “Conversion Shares”) at an initial conversion price of $2.19 per share, or approximately 457 shares for each $1,000 principal amount of Notes (not including accrued and unpaid interest). The conversion price is subject to adjustment for stock splits, recapitalizations, reorganizations and certain fundamental transactions involving the Company, as set forth in the Notes. Except as described below, upon any conversion of the Notes, the holders thereof would receive a number of Conversion Shares equal to (i) the sum of aggregate principal amount of the Notes converted plus all accrued and unpaid interest thereon, divided by (ii) the conversion price then in effect.

The Notes will convert automatically if (i) at any time prior to the maturity date the closing price of the Common Stock exceeds 500% of the conversion price for any 90 days in any 120 consecutive trading day period or (ii) the Company consummates a new round of financing providing gross cash proceeds to the Company (before deduction of any underwriters’ or placement agents’ discounts or commissions) of not less than $2.5 million, in which case holders of Notes may either convert their respective Notes into Conversion Shares, as described above, or they may elect to convert their respective Notes into such round of financing.

The Notes provide for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, the following: nonpayment of principal or interest; breach of covenants or other agreements in the Notes; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is continuing under a Note, the holder thereof may declare the principal of, and accrued interest on, such Note immediately due and payable. In the case of certain events of bankruptcy or insolvency, all amounts outstanding under the Notes, together with accrued and unpaid interest thereon, would automatically become due and payable.

The Warrants are exercisable for shares of Common Stock (the “Warrant Shares” and, collectively with the Notes, the Warrants and the Conversion Shares, the “Securities”) at any time during the five-year period following the date of issuance. Any Warrant exercise effected during the first year following issuance must be in cash, following which period, if a registration statement covering the Warrant Shares has not been filed with and declared effective by the U.S. Securities and Exchange Commission (the “SEC”), then a holder of a Warrant may exercise such Warrant through a cashless exercise. The number of Warrant Shares underlying the outstanding Warrants is subject to adjustment for stock splits, recapitalizations, reorganizations and certain fundamental transactions involving the Company, as set forth in the Warrant.

The Company’s Chairman of the Board of Directors participated in the Private Placement on the same terms as all other Investors, acquiring, for $500,000, a Note in an aggregate principal amount of $500,000 and Warrants to acquire an aggregate of 342,466 Warrant Shares.

The Company issued the Securities to U.S. Investors in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder and to non-U.S. Investors in offshore transactions in reliance upon the exemption from registration contained in Regulation S promulgated under the Securities Act. Each Investor represented to the Company that such Investor was an “accredited investor”, as defined in Rule 501(a) under the Securities Act, and that such Investor’s Securities were being acquired for investment purposes.

The Securities have not been registered under the Securities Act and are “restricted securities”, as that term is defined by Rule 144 promulgated under the Securities Act (“Rule 144”). Pursuant to the terms of the Purchase Agreement, the Company has agreed that, on one occasion at any time during the one-year period immediately following conversion of all of the issued and outstanding Notes, Investors who held, immediately prior to such conversion, in excess of 50% of the issued and outstanding Notes may request that the Company prepare and, as soon as reasonably practicable, file with the SEC a registration statement on Form S-1 or such other form as is then available to the Company, providing for the resale from time to time by the Investors of any and all of the Warrant Shares and the Conversion Shares. Pursuant to the Purchase Agreement, the Company would be required to maintain the effectiveness of such registration statement until the earlier to occur of (i) the sale of all such shares by the Investors pursuant to the registration statement or (ii) in the case of non-affiliates of the Company, the date on which all Investors may sell all of their respective shares without restriction pursuant to Rule 144 and without the need for current public information required by Rule 144(c)(1).

The foregoing description of the Notes, the Warrants and the Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the form of Note, the form of Warrant and the Purchase Agreement, which are filed as Exhibit 4.1, Exhibit 4.2 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
4.1	Form of 8.0% Senior Convertible Promissory Note
4.2	Form of Warrant
10.1	Stock Purchase and Registration Rights Agreement, dated September 17, 2015, by and among the Company and the Investors party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLASSESOFF INC.

Date: September 23, 2015	By:	/s/ Nimrod Madar
		Name:	Nimrod Madar
		Title:	President and Chief Executive Office

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of 8.0% Senior Convertible Promissory Note
4.2	Form of Warrant
10.1	Stock Purchase and Registration Rights Agreement, dated September 17, 2015, by and among the Company and the Investors party thereto.